As filed with the Securities and Exchange Commission on December 11, 2013	File No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

1000

(Primary Standard Industrial Classification Code Number)

20-3373669

(I.R.S. Employer Identification No.)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(702) 465-5213

(Address and telephone number of principal executive offices)

Laughlin International

2533 Carson Street

Carson City, Nevada 89706

775.883.8484

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered (4)		Proposed Offering Price per Share		Proposed Maximum Aggregate Offering Price (3)		Amount of Registration Fee
Common Stock (1) Common Stock (2) Total:	20,000,000 10,500,000 30,500,000	$ $ $	0.005 0.005 0.005	$ $ $	100,000 52,500 152,500	$ $ $	12.88 6.76 19.64

(1)	Shares offered by the Registrant.
(2)	Shares offered by the Selling Stockholder.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. (the “Securities Act”).
(4)	Pursuant to Rule 416 of the Securities Act, the securities registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement concerning the offered shares has been filed with the Securities and Exchange Commission. The offered shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the offered shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion

Preliminary Prospectus dated December ____, 2013

AMERICAN MINING CORPORATION

30,500,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is a public offering of shares of common stock of American Mining Corporation.

We are offering a total of 20,000,000 shares of the common stock of American Mining Corporation, Inc., a Nevada corporation, par value $0.0001 per share, in a direct public offering, without any involvement of underwriters or broker-dealers at a fixed price of $0.005 per share for the duration of the offering. The shares being offered by us are being offered through our sole officer and director, Andrew Grundman, on a best efforts basis pursuant to an exemption as a broker-dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934. There is no minimum number of shares that must be sold by us in this offering and any funds received will be immediately available to us. There is no guarantee that this offering will successfully raise enough funds to institute our business plan. We are offering the shares from time to time on a continuous basis at a fixed price of $0.005 per share, for up to 270 days from the date that this Registration Statement becomes effective, unless our board of directors extends the offering for a further period of 90 days. We may terminate the offering at any time.

This prospectus also relates to the resale of up to 10,500,000 shares of common stock of American Mining Corporation by the selling stockholder identified in this prospectus. These shares have already been issued to the selling stockholder in private placement transactions that were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. We will not receive any of the proceeds from the sale of shares by the selling stockholder. The selling stockholder will sell shares from time to time at prevailing market prices or at privately negotiated prices. The offering by the Selling Stockholder will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement, or (ii) 360 days from the effective date of this prospectus.

The resale of the shares is not being underwritten. The selling stockholder may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. We are paying substantially all expenses incidental to registration of the shares.

We have earned no meaningful revenue since inception. We have also incurred significant operating losses since inception and we expect to continue to incur losses to implement our business plan. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our stockholders may lose all of their investment.

Our common stock is quoted on the OTCQB Marketplace, operated by the OTC Markets Group, Inc. (“OTCQB”) under the symbol “AMCM”. Trading of our stock is sporadic and does not constitute an established public trading market for our shares. The most recent sale price of our common stock on the OTCQB was $0.20 on October 29, 2013.

Prospective investors should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide investors with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

An investment in our stock is extremely speculative and involves several significant risks. Prospective investors are cautioned not to invest unless they can afford to lose their entire investment. We urge all prospective investors to read the “Risk Factors” section of this prospectus beginning on page 5 and the rest of this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Summary

The following summary is not complete and does not contain all of the information that may be important to prospective investors. Each prospective investor is urged to read this prospectus in its entirety, including the section entitled “Risk Factors,” before making an investment decision to purchase our common stock.

As used in this prospectus, unless the context otherwise requires, “the Company”, “we”, “us”, or “our” refers to American Mining Corporation, “SEC” refers to the Securities and Exchange Commission, “Securities Act” refers to the Securities Act of 1933, as amended, “Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and “NRS” refer to the Nevada Revised Statutes, as amended.

Our Business

American Mining Corporation (formerly Thrust Energy Corp.) was incorporated in the State of Nevada on September 15, 2004. Our office is located at 970 Caughlin Crossing, Suite 100, Reno, Nevada 89519. Our telephone number is (702) 465-5213. Our facsimile number is (775) 201-0127.

We are an exploration stage company, which means that we do not have an established commercially mineable deposit for extraction. We are engaged in the business of acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits we discover that demonstrate economic feasibility.

Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on any mineral property may not result in the discovery of commercially exploitable reserves of valuable minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the acquisition and exploration of these claims will probably be lost. If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our investors will lose their investment.

We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists. As of the date of this prospectus, we have not selected a geologist. We are initially focusing our exploration efforts in the Province of Newfoundland and Labrador, but we will also consider exploration opportunities elsewhere in North America.

We own a 100% undivided mineral interest in 16 non-contiguous mineral claims covering 400 hectares located within the southeastern part of Labrador, in the province of Newfoundland and Labrador, Canada (the “Eagle River Property”). A mineral claim is a mining right that grants the holder the exclusive right to search for and develop any mineral substance within a given area. Our claims give us the exclusive right to all of the mineral deposits situated on the Eagle River Property.

Under Newfoundland law, our mineral claims may be held for one year after the date of issuance, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

We intend to obtain a Technical Report on the Eagle River Property prepared by a professional engineer before contemplating any exploration activity. The report will include property description and location, history, geological setting, deposit types, mineralization, exploration, drilling, sampling method and approach, sample preparation, analyses and security, data verification, mineral resource and mineral reserve estimates, as well as other relevant data and information. We do not have any plans, arrangements or understandings with any professional engineer or anyone else for the preparation of a Technical Report on the Eagle River Property, and we do not intend to do so until we have completed this offering.

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If the Technical Report identifies claim positions for which there is sufficient indication of economic geological value to support further exploration, we plan to seek additional financing to complete any exploration program concerning the Eagle River Property that may be recommended in the Technical Report. We do not know how much it will cost to implement any such exploration program and there is no way for us to reasonably predict the cost.

We are an exploration stage company and have not generated any revenue from operations. We cannot guarantee that our business will be successful. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of properties we may secure, and possible cost overruns due to price and cost increases in services.

We have not generated revenue since the date of inception, but have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to implement our business plan until we obtain an interest in a property, find mineralized material, identify an ore body, and begin profitably removing and selling minerals. We have no proven or probable mineral reserves, and there is no assurance that any mineral claims that we now have or may acquire in the future will contain commercially exploitable reserves of valuable minerals.

To date, our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our investors may lose all of their investment.

Our sole officer and director does not have any professional training or technical credentials in the exploration, development, or operation of mines. We therefore intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the property as needed. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.

We currently have no employees other than our sole officer and director, who devotes 10 hours per week to our operations. We are presently seeking to employ a President and Chief Executive Officer with experience in mineral exploration. We do not intend to hire any other employees for the next 12 months or until we have proven mineral reserves.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Available Information”.

[THE REST OF THIS PAGE IS BLANK]

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The Offering

Securities Offered:	30,500,000 shares of common stock, of which 20,000,000 shares are offered by the Company and 10,500,000 shares are offered by the Selling Stockholder.

Common stock outstanding before this offering:	20,680,203 shares

Common stock outstanding after this offering:	40,680,203 shares, assuming the sale of all shares offered by the Company

Offering Period:

The offering by the Company will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the prospectus, unless extended by our Board of Directors for an additional 90 days.

The offering by the Selling Stockholder will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement, or (ii) 360 days from the effective date of this prospectus.

Offering price:

All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.005 for the duration of the offering.

The Selling Stockholder will sell his shares at prevailing market prices or in privately negotiated transactions.

Net proceeds to us:

$84,000 assuming 100% of the shares offered by the Company are sold. If the Company is only able to sell 75%, 50% or 25% of its offered shares, the proceeds will be $75,000, $50,000 or $25,000 respectively.

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the Selling Stockholder.

Use of proceeds:	We intend to use the net proceeds of the shares offered by the Company in the manner described in this prospectus. See “Use of Proceeds” for additional information.

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Risk Factors

We are in the business of mineral exploration and mine development, which is a highly speculative activity. An investment in our securities involves a high degree of risk. No one should invest in our securities if they cannot afford to lose their entire investment. In deciding whether to invest in our securities, a prospective investor should carefully consider the following information together with all of the other information contained in this prospectus. Any of the following risk factors could cause our business, prospects, financial condition or results of operations to suffer and our investors to lose all or part of their investment. Prospective investors should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page 9 of this prospectus for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

(1)	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their audit report with regard to our financial statements for each of our last two fiscal years, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and working capital deficiency. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such funding methods will prove successful.

(2)	It is impossible to evaluate the investment merits of our Company because we have no operating history.

We are an exploration stage company with no operating history upon which an evaluation of our future success or failure can be made. As a start-up enterprise, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. There can be no assurance that our business will be successful or that we will be able to attain profitability. We have experienced losses from operations since our inception in 2004, and we expect to continue to incur losses unless and until we generate sufficient revenue from production to fund continuing operations including exploration and development costs. There is no assurance we will ever be profitable for any quarterly or annual period. Our failure to report profits may adversely affect the price of our common stock and you may lose all or part of your investment.

(3)	Since mineral exploration is a highly speculative venture, anyone purchasing our stock will likely lose their entire investment.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a highly speculative venture necessarily involving substantial risk. The expenditures to be made by us on any mineral property may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business plan and our stockholders may lose their entire investment. Each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor before determining if the offered shares are a suitable investment.

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(4)	Since our mineral property has not been physically examined by a professional geologist or mining engineer, we face a significant risk that the property will not contain commercially viable deposits of minerals.

We have not had a professional geologist or mining engineer physically examine the Eagle River Property in the field. Furthermore, no officer or director of the Company has visited the Eagle River Property. As a result, we face an enhanced risk that, upon physical examination of the mineral property, no commercially viable deposits of minerals will be located. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we do not have the capital to do so or because it is not economically feasible to do so, we may abandon the Eagle River Property and our investors may lose all of their investment.

(5)	We have no proven or probable reserves, and any funds spent by us on exploration or development could be lost.

We have not established the presence of any proven or probable mineral reserves, as defined by the SEC, at any of our properties. In what is known as Industry Guide 7, the SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Any mineralized material discovered or produced by us should not be considered proven or probable reserves.

In order to demonstrate the existence of proven or probable reserves, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and then obtain a positive feasibility study. Exploration is inherently risky, with few properties ultimately proving economically successful. Establishing reserves also requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not completed a feasibility study with regard to all or a portion of any of our properties to date. The absence of proven or probable reserves makes it more likely that our properties may never be profitable and that the money we have spent on exploration and development may never be recovered.

(6)	If we do not obtain additional financing, our business may fail.

Our business plan calls for significant expenses in connection with the exploration of our mineral property. We do not presently have sufficient information about our claims to estimate the amount required to determine if they contain commercially producible quantities of minerals, or to place the mineral claims into commercial production if they do. There is a risk that we may not be able to obtain whatever financing is required on a timely basis, or at all. Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing impracticable. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

(7)	Since market factors in the mining business are out of our control, we may not be able to profitably sell any minerals that we find.

If we are successful in locating a commercially exploitable reserve of minerals, we can provide no assurance that we will be able to exploit it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(8)	Competition in the mining industry is intense, and we have limited financial and personnel resources with which to compete.

Competition in the mining industry for desirable properties, investment capital and personnel is intense. Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for properties on a global basis. We are an insignificant participant in the mining industry due to our limited financial and personnel resources. We presently operate with a limited number of personnel and we anticipate that we will compete with other companies in our industry to hire additional qualified personnel which will be required to successfully operate our milling and exploration activities. We may be unable to attract the necessary investment capital or personnel to fully explore and if warranted, develop our properties and be unable to acquire other desirable properties.

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(9)	Compliance with government regulations in the course of exploring our mineral property may increase the anticipated time and cost of our exploration program so that we are unable to complete the program or achieve profitability.

Exploration and exploitation activities are subject to federal, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

We will be subject to the Mining Act of Newfoundland with respect to our current mineral claims. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While we plan to comply with all applicable regulations, there is a risk that new regulations could increase our time and cost of doing business and prevent us from carrying out exploration and development, or achieve profitability.

(10)	A controlling percentage of our voting stock is held by one stockholder, which will allow it to make key decisions and effect transactions without further stockholder approval.

As of the date of this prospectus, the stockholder offering his shares under this prospectus owns 99.1% of our outstanding voting stock. Even if all the shares offered under this prospectus are sold, the same stockholder will beneficially own 24.6% of our outstanding voting stock. Accordingly, he may be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(11)	Since our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify, which could force us to cease our operations and will result in the loss of your investment.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and cratering. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs and force us to cease our operations, which will cause our investors to lose their investment.

Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and we may not obtain such insurance in the future. There are also risks against which we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, thereby hurting our financial position, future earnings, and/or competitive positions. We may not have enough capital to continue operations and our investors will lose their investment.

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(12)	Since our sole officer has other business interests, he will only be devoting ten hours per week to our operations, which may result in periodic interruptions or suspensions of exploration.

Our sole officer has other outside business activities and will only be devoting 10 hours per week, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to him. Consequently, our business activities may be periodically interrupted or suspended.

(13)	Since our sole officer and director has no experience in mineral exploration and does not have formal training specific to mineral exploration, there is a higher risk that our business will fail.

Our sole officer has no experience in mineral exploration and does not have formal training in geology or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we must rely on the technical services of others with expertise in geological exploration in order for us to carry out our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(14)	If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise with mineral exploration, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

(15)	Certain provisions of our Articles of Incorporation and Bylaws may discourage mergers and other transactions.

Certain provisions of our Articles of Incorporation and By-laws could make it more difficult for someone to acquire control of our Company and limit the price that certain investors might be willing to pay for shares of our common stock. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. The provisions could be beneficial to our management and the board of directors in a hostile tender offer, and could have an adverse impact on stockholders who might want to participate in such tender offer, or who might want to replace some or all of the members of the board of directors.

(16)	We may issue shares of preferred stock with greater rights than our common stock, which may entrench management and result in dilution of our stockholders' investment.

Our Articles of Incorporation authorize the issuance of up to 100 million shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

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(17)	We may issue additional common shares, which would reduce the proportion of ownership of our stockholders and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 900 million shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the proportion of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

(18)	Since our board of directors does not intend to pay dividends on our common stock in the foreseeable future, it is likely that investors will only be able to realize a return on their investment by reselling shares purchased through this offering.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. The payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements, financial condition and other relevant factors.

(19)	Investors may not be able to resell any shares they purchase through this offering because we do not intend to register our shares for sale in any State and there is no established public trading market for our common stock.

It may be difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive. We do not intend to register our common stock with any state. Therefore, investors will not be able to resell their shares in any state unless the resale is exempt under the Blue Sky laws of the state in which the shares are to be sold. While our common stock is presently quoted on the OTCQB, there is no established trading market for it. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price.

(20)	The level of trading activity in our stock may be reduced because we are subject to the “Penny Stock” rules.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements we urge you to specifically consider various risk factors identified in this prospectus, including the matters set forth under the heading “Risk Factors,” any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the highly speculative nature of mineral exploration; (ii) the likelihood that our mineral claims do not contain commercially viable mineral deposits; (iii) our lack of experience in mineral exploration, (iv) general economic and business conditions; (v) changes in foreign, political, and social conditions; (vi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (vii) the specific risk factors discussed under the heading “Risk Factors” below, and (viii) various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward–looking statements.

We intend that all forward-looking statements made in this prospectus will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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Use of Proceeds

We will not receive any proceeds from the resale of the common stock by the Selling Stockholder.

The offering by the Company is being made on a best-efforts, self-underwritten basis. There is no minimum amount the Company is required to raise in its offering, and any funds received from the sale of stock by the Company will be immediately available to it.

The following table sets forth the uses of proceeds from the sale of the shares by the Company, assuming the sale of 25%, 50%, 75% and 100% respectively.

	25%	50%	75%	100%

Gross Proceeds	$25,000	$50,000	$75,000	$100,000

Offering Expenses (1)	16,000	16,000	16,000	16,000

Net Proceeds	$9,000	$34,000	$59,000	$84,000

Professional Fees (2)	9,000	10,000	10,000	10,000
Mineral Properties (3)	-	15,000	25,000	30,000
Consulting Fees (4)	-	6,000	6,000	22,000
Debt Repayment (5)	-	-	10,000	10,000
Working Capital (6)	-	3,000	8,000	12,000

Total Use of Proceeds	$25,000	$50,000	$75,000	$100,000

(1) “Offering Expenses” are estimates only. Actual costs may exceed estimates. To the extent that offering expenses differ from estimates, the amount of proceeds to be used for mineral property acquisition and consulting fees will be adjusted accordingly.

(2) “Professional Fees” refers to accounting fees and legal expenses that will be incurred by the Company.

(3) “Mineral Properties” refers to the costs associated with the acquisition of mineral exploration rights, including options and leases in respect of same.

(4) “Consulting Fees” refers to the costs associated with engaging qualified persons to assist the Company in locating and acquiring mineral exploration properties and in the preparation of a technical report.

(5) “Debt Repayment” refers to the repayment of disbursements incurred on our behalf by our controlling stockholder.

(6) “Working Capital” includes office expenses and contingencies, such as unanticipated exploration costs and professional fees.

The Company reserves the right to change the use of proceeds from this offering under the following circumstances:

1. If the Company’s working capital requirements significantly exceed expectations due to unforeseen contingencies, such as unanticipated regulatory matters or greater than expected professional fees, the Company may apply such proceeds from this offering that would otherwise have been used for consulting fees, mineral properties and debt repayment towards paying such expenses.

2. If the Company is presented with an opportunity to acquire one or more mineral properties (including options and leases) that have an aggregate acquisition cost in excess of the allocation of proceeds set forth above, the Company may apply towards such expenditures the proceeds from this offering that would otherwise have been used for any other purpose. To the extent necessary to complete such acquisitions, the Company may seek additional sources of funding, such as debt or equity financings and joint ventures.

No proceeds from the offering by the Company will be paid to our officers or directors.

Determination of Offering Price

While shares of our common stock are quoted on the OTCQB, there is no established public market for the shares being registered.

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The offering price and other terms and conditions relative to the shares of common stock offered by the Company in this offering have been arbitrarily determined by us in order to raise up to $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Among the factors considered in setting the offering price were our lack of operating history in the field of mineral exploration, the amount of proceeds to be raised by this offering, the lack of an established market for the offered shares, the bid price for our shares on the OTCQB, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and our cash requirements.

The Selling Stockholder may sell all or a portion of his shares in the OTCQB at prices prevailing at the time of sale, or related to the market price at the time or sale, or at other negotiated prices.

Dilution

The shares to be sold by the Selling Stockholder are common stock that is currently issued and outstanding and such sales will not result in any dilution to our existing stockholders.

The investment by any purchaser in the shares of common stock offered by the Company will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of common stock immediately after this offering. The net tangible book value as of August 31, 2013, after giving effect to the private placement of 20,000,000 common shares at a purchase price of $0.005 per share completed on November 25, 2013, was $(5,393) or approximately $(0.0003) per common share. Net tangible book value per share is determined by dividing tangible stockholders’ equity, which is total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding. Tangible assets represent total assets excluding goodwill and other intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after the closing of this offering.

The following table illustrates the increase to existing stockholders and the dilution to purchasers of the offered shares in their net tangible book value per share, before deducting estimated offering expenses:

	Percentage of Offered Shares Sold
	100%	75%	50%	25%
Number of Shares Sold	20,000,000	15,000,000	10,000,000	5,000,000
Gross Proceeds	100,000	75,000	50,000	25,000

Offering price per share	$0.005	$0.005	$0.005	$0.005
Net tangible book value per common share before offering	$0.0003	$0.0003	$0.0003	$0.0003
Increase per common share attributable to investors	$0.0026	$0.0022	$0.0017	$0.001
Pro forma net tangible book value per common share after offering	$0.0023	$0.002	$0.0015	$0.0008

Dilution to investors	$0.0027	$0.003	$0.0035	$0.0042
Dilution as a percentage of offering price	60%	60%	80%	80%

The table is based on 20,680,203 common shares outstanding and total stockholders’ equity of $(5,393) as of August 31, 2013, after giving effect to a private placement of 20,000,000 shares of common stock at a purchase price of $0.005 per share issued to our controlling shareholder on November 25, 2013, in exchange for cash proceeds of $100,000.

During the past five years, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.005 per common share in comparison to the offering price of $0.005 per common share.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Selling Stockholder

Thomas Mills is the sole shareholder offering shares of Company’s common stock through this prospectus (the “Selling Stockholder”). The term “Selling Stockholder” also includes any transferees, pledges, donees, or other successors in interest to the Selling Stockholder. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the Selling Stockholder who are able to use this prospectus to resell the securities registered hereby.

During the last three years, the Selling Stockholder has been the controlling shareholder of the Company, and has held the offices of President, CEO and Chief Financial Officer, as well as being a member of the Company’s board of directors. Except as noted herein, the Selling Stockholder does not have any family relationships with our officers or directors. The Selling Stockholder is not a broker-dealer.

The Selling Stockholder is offering 10,500,000 shares of the Issuer’s common stock offered through this prospectus. The shares being offered by the Selling Stockholder are composed of:

(1)	10,000,000 shares of the Company’s common stock issued to the Selling Stockholder on November 25, 2013 for cash consideration advanced by the Selling Stockholder on June 21, 2013, through a private placement that was exempt from registration in reliance upon Rule 903(b)(3) of Regulation S promulgated under the Securities Act;

(2)	400,000 shares of the Company’s common stock issued to the Selling Stockholder on June 5, 2005, through a private placement that was exempt from registration in reliance upon Rule 903(b)(3) of Regulation S promulgated under the Securities Act; and

(3)	100,000 shares of the Company’s common stock acquired by the Selling Stockholder on September 24, 2007, through a private transaction that was exempt from registration under section 4(1) of the Securities Act.

To the best of our knowledge, the Selling Stockholder is the beneficial owner and has the sole voting and investment power over all shares or rights to the shares he is offering under this prospectus. All of the shares offered by the Selling Stockholder under this prospectus are being offered by the Selling Stockholder for his own account. All information with respect to share ownership has been furnished by the Selling Stockholder.

The shares being offered by the Selling Stockholder under this prospectus are being registered to permit public secondary trading and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of this prospectus.

The following table sets forth certain information regarding the Selling Stockholder and the shares he is offering through this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by the Selling Stockholder and his percentage of ownership, shares of common stock underlying shares of convertible preferred stock, options or warrants held by the Selling Stockholder that are convertible or exercisable, as the case may be, within 60 days are included.

	Beneficial	Shares of	Beneficial	Percentage
	Ownership	Common Stock	Ownership	of Common
	Before the	Included in	After the	Stock Owned
Name	Offering	Prospectus	Offering(1)	After Offering (2)

Thomas Mills	20,500,003	10,500,000	10,000,003	24.6%
(1)	It is assumed for the purposes of this table that the Selling Stockholder will sell all of the shares included in this prospectus, that the Selling Stockholder will only sell shares of common stock that are included in this prospectus, and that the Selling Stockholder will not purchase additional shares of common stock.
(2)	Based on 20,680,203 shares outstanding as of August 31, 2013, after giving effect to the private placement of 20,000,000 shares of common stock completed on November 25, 2013.

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We may require the Selling Stockholder to suspend the sale of the shares he is offering under this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Market for Common Equity and Related Stockholder Matters

No Established Public Market for Common Stock

Our common stock is quoted on the OTCQB under the symbol "AMCM". Trading of our stock is sporadic and does not constitute an established public trading market for our shares. The most recent sale price of our common stock on the OTCQB was $0.20 on October 29, 2013.

There is no assurance that a public trading market for our common stock will ever be established. Furthermore, since the shares purchased in this offering will be immediately resalable, such resale could have a depressive effect on the market price of our common stock.

Very limited trading of our common stock has occurred during the past two years. Therefore, only limited historical price information is available. The following table sets forth the high and low closing bid prices of our common stock (USD) for the last two fiscal years, as reported by OTC Markets Group Inc. and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

QUARTER ENDED	HIGH	LOW

August 31, 2013	$0.15	$0.15
May 31, 2013	$0.17	$0.15
February 28, 2013	$0.20	$0.17
November 30, 2012	$0.20	$0.15
August 31, 2012	$0.20	$0.20
May 31, 2012	$0.20	$0.14
February 28, 2012	$0.15	$0.13
November 30, 2011	$0.33	$0.13

Shareholders

On November 28, 2013, the shareholders' list of our shares of common stock showed 26 registered holders of our shares of common stock and 20,680,203 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Registration Rights

As of the date of this prospectus, we have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Options, Warrants and Convertible Securities

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into shares of our common stock.

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Description of Business

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any property we acquire. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our principal offices are located at 970 Caughlin Crossing, Suite 100, Reno, Nevada 89519. Our telephone number is (702) 465-5213. Our facsimile number is (775) 201-0127.

History

American Mining Corporation was incorporated on September 15, 2004, under the laws of the State of Nevada, as Thrust Energy Corp., for the purpose of acquiring undivided working interests in small oil and gas exploration properties and non-operating interests in both producing and exploration projects throughout the United States and Canada.

On September 30, 2010, we increased our authorized capital to 900 million shares of common stock (par value $0.0001) and 100 million shares of preferred stock (par value $0.0001), and effected a 20-for-1 reverse split of our issued and outstanding common stock. As a result of the reverse split, our issued and outstanding common stock was reduced from 13,604,000 shares to 680,202 shares.

Due to our inability to earn any meaningful revenue from oil and gas exploration, our management determined in April 2011 that we should change our business plan to include mineral exploration and development.

On May 5, 2011, we effected a change of name to American Mining Corporation by completing a short form merger with a wholly-owned subsidiary.

Mineral Exploration

We are an exploration stage company engaged in the business of acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on any property that we now own or may own in the future. We will need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

Our success will depend upon finding commercially producible quantities of minerals, which are mineral deposits that have been identified through appropriate spaced drilling or underground sampling as having sufficient tonnage and average grade of metals to profitably remove them. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our stockholders may lose their investment. There can be no assurance that we will be able to acquire any mineral property that has commercially producible quantities of any mineral, or that we will discover them if they exist.

We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists to be selected. As of the date of this prospectus, we have not selected a geologist. We are initially focusing our exploration efforts in the Province of Newfoundland and Labrador, but we will also consider exploration opportunities elsewhere in North America.

Any mineral property to be considered for acquisition will require due diligence by our management. Due diligence would likely include purchase investigation costs such as professional fees charged by consulting geologists, preparation of geological reports on properties, title searches and travel costs associated with on-site inspections. During this period, we will also need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs in that regard. In the event that our available capital is insufficient to acquire an additional mineral property and sustain minimum operations, we will need to secure additional funding.

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If we are successful in selling all the offered shares, we intend to pay up to $30,000 for the acquisition of additional mineral exploration rights. Such rights will likely be in the form of an option on patented or unpatented mineral claims prospective for precious metals or ore minerals in North America. We intend to acquire the mineral rights within six months of the completion of this offering. We do not have any specific plan, proposal or arrangement to acquire additional mineral exploration rights.

Upon acquiring the additional mineral exploration rights, we will require further funding to explore the underlying claims to determine if they contain commercially producible quantities of precious metals or ore minerals. We will be unable to estimate the cost of such exploration until we know the size and location of the property underlying our mineral rights. We expect that such exploration costs will typically consist of fees to be paid for consulting services connected with exploration, the cost of rock sampling (the collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval, a pre-determined location(s) on the property), and the cost of analyzing these samples.

If we discover significant quantities of precious metals or mineral ores on the property underlying our mineral rights, we will begin technical and economic feasibility studies to determine if we have reserves. We will not be able to estimate the cost of such feasibility studies until we know the size and location of the property. We will only consider developing the property if we have proved reserves of precious metals or mineral ores that can be profitably extracted.

Any work that would be conducted on a property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The professional engineers and geologists we engage will evaluate the information derived from the exploration and excavation, and will advise us on the economic feasibility of removing the mineralized material.

We presently have no known reserves of any type of mineral.

Eagle River Property

On December 2, 2013, we acquired a 100% interest in two non-contiguous mineral exploration licenses made up of 16 claims located along southeastern Labrador (the “Eagle Ridge Property”). Our claims are located approximately 49 kilometers southwest of the community of Cartwright in Labrador, Canada and have a total area of 400 hectares (988 acres). The mineral licenses underlying the Eagle River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The claims were staked on our behalf by our controlling shareholder and then transferred to us. The cost of staking the claims was $960 CAD.

There can be no assurance that commercially producible reserves of valuable minerals exist on the Eagle River Property, or that we will discover them, if they exist. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will abandon our interest in the Eagle River Property.

Mineral Claims

The Eagle River Property consists of two non-contiguous mineral exploration licenses comprising a total of 16 claims having a total area of 400 hectares (mineral rights license numbers 021755M and 021756M). We hold all of our mineral titles free and clear of any encumbrances or liens.

Our mineral exploration licenses entitle us to explore the claims composing the Eagle River Property subject to the laws and regulations of the Province of Newfoundland and Labrador. Title to mineral claims are issued and administered by the Mineral Lands Division of the Ministry of Natural Resources, and title must comply with all provisions under the Mineral Act of Newfoundland and Labrador.

Under Newfoundland law, our mineral licenses may be held for one year after the date of issuance, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

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History of the Claims

Early knowledge of the area is based mainly on descriptions of coastal localities and 1:500000 scale reconnaissance mapping and mineral exploration of the interior. More recently, complete aeromagnetic coverage and lake-sediment geochemical data have become available for the region.

Geological mapping at 1:100,000 scale, as a 5-year Canada-Newfoundland joint project aimed at mapping an 80 km coastal fringe of the Grenville Province in southern Labrador, was carried out from 1984 to 1987 by the Newfoundland and Labrador Geological Survey. Further studies conducted between 1986 and 1994 used U-Pb geochronology to directly determine the age of deformation within the zones developed throughout the region.

The earliest reported exploration activity in the area includes intermittent work carried out by the British Newfoundland Exploration Company (BRINEX). Initial geological mapping and mineral potential evaluation was carried out in 1954, which resulted in a favorable recommendation of the area for titanium, copper, nickel and gold mineralization. In 1959, airborne magnetic and electromagnetic surveys were flown, and a combined geological, lake sediment geochemical, ground electromagnetic and prospecting program was undertaken in 1965. Active interest by BR1NEX ceased after further reconnaissance geological mapping in 1966.

Spurred on by the mineral exploration staking rush following the Voisey’s Bay discovery, the area has seen mineral exploration during the late 1990s. Consolidated Viscount Resources Ltd and Consolidated Magna Ventures Limited completed some detailed exploration work in the area. Detailed work was completed during 1995 and 1996 over this area, and included prospecting, geological mapping, geochemical sampling, grid establishment and geophysics.

Location and Access

The Eagle River Property is located approximately 49 km southwest of the community of Cartwright, in Labrador, Canada, which is located 225 km east of the town of Happy Valley. Happy Valley has a gravel air strip for scheduled air traffic, and is serviced by chartered float plane and scheduled coastal boat traffic during ice free months (June to October).

Our claims are located approximately 17 km from tidewater and 11.5 km from the Trans-Labrador Highway. They are accessible by helicopter for the purpose of an initial property assessment.

Technical Report

We intend to commission a technical report on the Eagle River Property before contemplating any exploration activities. The technical report will be prepared by a qualified professional engineer and will comply with the provisions of National Instrument 43-101, Standards of Disclosure for Mineral Projects, published by the Canadian Securities Administrators (the “Technical Report”). We do not have any plans, arrangements or understandings with any professional engineer or anyone else for the preparation of the Technical Report, and we do not intend to do so until we have completed this offering.

The Technical Report will follow the guidelines specified by the Canadian Council of Professional Geoscientists ("CCPG") and will include property description and location, history, geological setting, deposit types, mineralization, exploration, drilling, sampling method and approach, sample preparation, analyses and security, data verification, mineral resource and mineral reserve estimates, as well as other relevant data and information. General tasks to be completed include: (i) a geologic examination of the mineral property; (ii) a compilation and review of all existing documents and data; (iii) preparation of a summary of the documents and data in accordance with NI 43-101 requirements; and (iv) preparation of the Technical Report.

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The Company is unable to disclose any scientific or technical information about the Eagle River Property without a technical report.

U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Guide 7. The standards of disclosure of mineral properties under NI 43-101 and SEC Guide 7 are substantially different. All mineral resources disclosed in our Technical Report will be estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Accordingly, when the Technical Report is produced, the Company will disclose it on Form 8-K in order to satisfy our "public disclosure" obligations under SEC Regulation FD, but the Technical Report will not be filed with the SEC.

If the Technical Report identifies claim positions for which there is sufficient indication of economic geological value to support further exploration (“high priority targets”), we plan to seek additional financing to complete any exploration program concerning the Eagle River Property that may be recommended in the Technical Report. We do not know how much it will cost to implement any such exploration program and there is no way for us to reasonably predict the cost.

Our management estimates that the Technical Report will take 30-60 days to produce, and subject to financing and weather conditions, will be completed by August 2014, at a cost of $20,000. We do not currently have sufficient capital to commission the preparation of the Technical Report. If the Company is successful in selling all of the shares it is offering through this prospectus, we intend to commission the preparation of the Technical Report from the proceeds of the offering. If, however, our operating costs are greater than expected or opportunities to acquire mineral properties arise, we may use the proceeds earmarked for the Technical Report to instead pay for such costs or acquisitions (See “Use of Proceeds).

Management Experience

Our management has no professional training or technical credentials in the exploration, development, or operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Our management may make mistakes in decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

Our sole executive officer will only be devoting approximately 10 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting the Company over the next 12 months because all exploratory work will be performed by an outside consultant. If, however, the demands of our business require more time of our executive officer, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. He may not, however, be able to devote sufficient time to the management of our business, as and when needed.

Geological and Technical Consultants

Since our management is inexperienced with exploration, we intend to retain qualified persons on a contract basis as needed to assist us with our exploration activities, including the survey, exploration, and excavation of the Eagle River Property. We do not presently have any verbal or written agreement regarding the retention of any such persons, and we do not intend to retain anyone until we have completed this offering.

We do not have any verbal or written agreement regarding the retention of any qualified engineer for the preparation of the Technical Report.

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Competitive Factors

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are an early stage mineral exploration company, which means that we do not have a mineral property with any current mineral resource or mineral reserves defined or any drilling or trenching work proposed. We compete with other mineral exploration companies for financing from a limited number of investors that are prepared to make investments in mineral exploration companies. The presence of competing mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration activities if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Location Challenges

We do not expect any major challenges in accessing the Eagle River Property for the purpose of preparing a Technical Report, or, if warranted, any subsequent initial exploration.

Regulations

Mining operations and exploration activities are subject to various national, state/provincial, and local laws and regulations in North America, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. In particular, any exploration of the Eagle River Property will be subject to the regulations of the Department of Natural Resources of the Province of Newfoundland & Labrador (the “Department”).

In the Province of Newfoundland and Labrador, any person who intends to conduct an exploration program must submit prior notice with a detailed description of the activity to the Department. An exploration program that may result in ground disturbance or disruption to wildlife habitat must have an Exploration Approval from the Department before the activity can commence. Some exploration activities, such as bulk sampling and road construction, or activities in designated sensitive areas, may require registration for environmental assessment.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the Province of Newfoundland and Labrador.

Our activities are also subject to various federal and state/provincial laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business with a view to safeguarding public health and the environment and operating in compliance with applicable laws and regulations. We will generally be required to mitigate long-term environmental impacts by stabilizing, contouring, resloping and revegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies. Changes to current state/provincial or federal laws and regulations in North America could in the future require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

With regard to the Eagle River Property, the only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

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Employees

We currently have no employees other than our management. We do not have any employment agreements with our officers or directors. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers or directors.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire, including a consulting geologist and a mining engineer. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The consulting geologist will evaluate the information derived from the exploration and excavation and the engineer will advise us on the economic feasibility of removing the mineralized material.

We are presently seeking to employ a President and Chief Executive Officer with experience in mineral exploration. We do not intend to hire any other employees for the next 12 months or until we have proven mineral reserves.

Description of Property

We have a 100% interest in 16 mineral claims comprising the Eagle River Property. This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the Eagle River Property.

Location of the Eagle River Property

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Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business," and elsewhere in this prospectus.

Our business is in the early stages of development. We have not generated revenue since the date of inception, but have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to implement our business plan until we obtain an interest in a property, find mineralized material, identify an ore body, and begin profitably removing and selling minerals. We have no proven or probable mineral reserves, and there is no assurance that any mineral claims that we now have or may acquire in the future will contain commercially exploitable reserves of valuable minerals.

To date, our activities have been financed from the proceeds of share subscriptions and loans from management, shareholders and non-affiliated third parties. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our investors may lose all of their investment.

If we are unable to sell all of the shares offered by the Company through this prospectus, we will be required to pursue sources of additional capital to fund the acquisition of mineral properties and the preparation of a Technical Report on our mineral claims, including joint venture projects and debt or equity financings. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.

Future financing through equity investments will likely be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the mining industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

There is no assurance that we will be able to obtain financing on terms satisfactory to us, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Results of Operations

We have not earned any meaningful revenue since inception on September 15, 2004. We do not anticipate earning revenue until such time as we have entered into commercial production of the Eagle River Property or such other property as we may acquire in the future. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the Eagle River Property, or that if such resources are discovered that we will commercially produce them.

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Year Ended August 31, 2013 Compared to the Year Ended August 31, 2012

We posted an operating loss of $56,401 for the year ended August 31, 2013, resulting from legal fees of $48,332, accounting fees of $9,500 and miscellaneous expenses of $279. This was an increase from our operating loss of $1,652 for the previous fiscal year.

Liquidity and Capital Resources

As of August 31, 2013, our assets increased to $72,755 from $Nil as of August 31, 2012. The increase was due to a shareholder loan of $100,000 advanced during the 2013 fiscal year.

As of August 31, 2013, our total liabilities increased to $178,148 from $48,992 as of August 31, 2012. This increase primarily resulted from a shareholder loan of $100,000 during the 2013 fiscal year and unpaid professional fees.

On November 20, 2013, the shareholder loan was rescinded by mutual agreement and the Company accepted a subscription from the shareholder for 20,000,000 shares of common stock at a price of $0.005 per share in full consideration of the $100,000 advanced to the Company.

We presently have sufficient working capital to sustain our current level of operations for the next 12 months.

Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; nor (iii) had any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Directors, Executive Officers, Promoters and Control Persons

As of the date of this prospectus, Andrew Grundman, 47, has been our President, Chief Executive Officer, Treasurer and sole director since August 27, 2012. Mr. Grundman has been the sole principal of Grundman Law since 2002, providing business consultation and legal services to the mining industry. Mr. Grundman has held senior executive positions and directorships with public and private companies since 2002. His corporate and mineral exploration experience is expected to assist the Company with its efforts to implement profitable operations.

During the past five years, Mr. Grundman has held the following positions:

Position(s) Held	From	To	Employer	Business Operations

principal	2012	Present	Grundman Law	Legal and consulting services to the mining industry
President/Treasurer/director	2012	2013	Northridge Ventures Inc.	Mineral exploration
consultant	2012	Present	Comstock Royalty	Mineral exploration
director	2010	2011	Concentric Energy Corp.	Mineral exploration
director	2009	2009	SNS Silver Corp.	Mineral exploration
director	2008	2009	Sterling Mining Company	Mineral exploration
consultant	2006	2009	Minera del Mar S.A. de C.V.	Mineral exploration
consultant	2005	2009	Industrial Consulting Group, Inc.	Consulting services to the mining industry
general manager	2002	2008	Sunshine Precious Metals, Inc.	Mineral exploration

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The mailing address for all our officers and directors is 970 Caughlin Crossing, Suite 100, Reno, Nevada 89519.

Directors of the Company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. All directors serve for terms of one year each, and are subject to re-election at our regular Annual Meeting of Shareholders, unless they earlier resign. Executive officers of the Company are appointed by our board of directors and hold office until their death, resignation or removal from office.

There are no material proceedings to which our officer, director, affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

We have attempted and will continue to attempt to insure that any transactions between us and our officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties on an arm’s length basis.

Involvement in Certain Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of the board of directors for the fiscal year ended August 31, 2013 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

The Company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The Company’s board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with the Company’s board of directors may do so by directing a written request addressed to our CEO, Andrew Grundman, at the address appearing on the first page of the registration statement of which this prospectus forms a part.

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Audit Committee Financial Expert

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

Indemnification

Under our Articles of Incorporation and bylaws we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the NRS, our Articles of Incorporation and our bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the NRS, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Executive Compensation

To date we have had no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers and we do not contemplate entering into any employment agreements until such time as we have proven mineral reserves. There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 1, 2013, information concerning ownership of our securities by: (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

Beneficial Ownership
Name of Beneficial Owner	Common Shares	Percentage of class
Andrew Grundman	-	-
All directors and executive officers, as a group	-	-
Thomas Mills	20,500,003	99.1%

The mailing address for all directors, executive officers and beneficial owners of more than 5% of our common stock is 970 Caughlin Crossing, Suite 100, Reno, Nevada 89519.

Unless otherwise stated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

Transactions With Related Persons, Promoters and Certain Control Persons

During the fiscal year ended August 31, 2013, Thomas Mills, the controlling shareholder of the Company, paid accounting fees, regulatory compliance costs and transfer agent expenses on behalf of the Company in the amount of $7,889.26. No interest accrued on this debt, which was paid in full on December 2, 2013.

During the fiscal year ended August 31, 2013, Mr. Mills paid accounting fees, regulatory compliance costs and bank expenses on behalf of the Company in the amount of $9,714.40. No interest accrued on this debt, which was paid in full on December 2, 2013.

On June 20, 2013, the Company received $100,000 (the “Advance”) from Ophion Management Ltd. in respect of a private placement of 20,000,000 shares of the Company’s common stock at a purchase price of $0.005 per share. Ophion Management Ltd. is a Canadian corporation controlled by Mr. Mills, who is also the controlling shareholder of the Company.

On June 28, 2013, the private placement by Ophion Management Ltd. was rescinded by agreement and a promissory note (the “Promissory Note”) for the Advance was issued by the Company to Ophion Management Ltd. The Promissory Note was due on demand and accrued simple interest at the rate of 20% per year from June 20, 2013. The Promissory Note was assigned to Mr. Mills on October 7, 2013.

On October 24, 2013, the Company entered into a debt restructuring agreement with Mr. Mills, whereby he agreed to surrender the Promissory Note for cancellation. In exchange for the Promissory Note, the Company agreed to issue a convertible promissory note with a fixed maturity date of December 31, 2018 (the “Convertible Note”). The Convertible Note, accrued simple interest at the rate of 20% per annum from June 20, 2013, and was convertible at any time by the holder of the Convertible Note into shares of the Company’s common stock at the rate of one share for each $0.005 of indebtedness secured by the Convertible Note. On October 28, 2013, the Promissory Note was cancelled and the Convertible Note was issued.

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On November 20, 2013, the Convertible Note was rescinded by agreement and the Company accepted a subscription from Mr. Mills for 20,000,000 shares of common stock at a purchase price of $0.005 per share in full and final satisfaction of the Advance.

Plan of Distribution

This prospectus relates to the registration of 30,500,000 shares of the Company’s common stock, of which 20,000,000 shares are being offered directly by the Company and 10,500,000 are being offered by the Selling Stockholder.

Shares Offered by the Company

The Company is offering 20,000,000 shares of its common at an offering price of $0.005 per share. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. We are offering the shares on a self-underwritten, best-efforts basis directly through our sole officer and director, Andrew Grundman, who will offer the shares and intends to sell them to friends, family members and business acquaintances.

In offering the securities on our behalf, Mr. Grundman will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Grundman is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Grundman will not be compensated in connection with his participation in this offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. Mr. Grundman is not, and has not been within the past 12 months a broker or dealer, or an associated person of a broker or dealer.

At the end of this offering, Mr. Grundman will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Grundman has not and will not participate in selling an offering of securities of any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Mr. Grundman will not purchase any of the offered common stock.

Shares Offered by the Selling Stockholder

The Selling Stockholder and any of his pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of his shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
➢	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
➢	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
➢	an exchange distribution in accordance with the rules of the applicable exchange;
➢	privately negotiated transactions;
➢	to cover short sales made after the date that this registration statement is declared effective by the Commission;
➢	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
➢	a combination of any such methods of sale; and
➢	any other method permitted pursuant to applicable law.

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The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of our shares that he owns and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out his short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the Selling Stockholder.

The Selling Stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that he meets the criteria and conforms to the requirements of that rule, or under Section 4(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the Selling Stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from a Selling Stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of the Selling Stockholder that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the Selling Stockholder that may be deemed to be underwriting compensation pursuant to the rules and regulations of the Financial Industry Regulatory Authority, Inc. will not exceed applicable limits.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and his affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the Selling Stockholder, but the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by him.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.005 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). We may terminate this offering at any time for any reason whatsoever.

This offering has no minimum and, as such, we will be able to spend any of the subscription proceeds that we receive.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 10,500,000 shares by the Selling Stockholder. We will be selling all of the 20,000,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

Anyone wishing to subscribe for shares in this offering must execute a subscription agreement and tender it, together with the subscription price, to the Company before the Expiration Date. The subscription price must be paid in cash or by check, bank draft or postal express money order payable to our order. Subscriptions, once received by the Company, are irrevocable

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all funds from a rejected subscription to the subscriber without interest or deduction. Subscriptions will be accepted or rejected within 48 hours after we receive them.

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Description of Capital Stock

Common Stock

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of our preferred stock are currently outstanding.

Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management.

According to our Articles of Incorporation and bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing its board of directors.

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The authorization of classes of Common Stock or Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Company’s directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company and effectively delay or prevent a change in control without further action by the stockholders.

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

29

Transfer Agent

Our transfer agent and registrar is Columbia Stock Transfer Company, located at 1869 East Seltice Way #292, Post Falls, Idaho 83854. Telephone: (208) 664-3544. Fax: (855) 664-3544.

Legal Matters

The validity of the shares of common stock offered under this prospectus and the registration statement of which it forms a part was passed upon by William Robinson Eilers, Esq. in Miami, Florida.

Experts

Our financial statements as of August 31, 2013 and 2012 appearing in this prospectus and the registration statement of which it forms a part, have been audited by MartinelliMick PLLC, an independent certified public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

No expert named in this prospectus and registration statement, nor any partner, officer, director or employee thereof, has a material interest in the Company or any of its parents or subsidiaries or was connected with the Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web-site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. In addition, we will file electronic versions of our annual and quarterly reports on the SEC’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our stockholders unless requested by the individual stockholders.

30

Index to Financial Statements

AMERICAN MINING CORPORATION

(An Exploration Stage Company)

Pages

Financial Statements for the Years Ended August 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets	F-3

Statements of Stockholders’ Equity	F-4

Statements of Operations and Comprehensive Loss	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7 thru F-10

F-1

To the Board of Directors and

Stockholders of American Mining Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of American Mining Corporation (an exploration stage company) as of August 31, 2013 and 2012, and the related statements of stockholders’ equity, operations and comprehensive loss, and cash flows for the two-year period ended August 31, 2013 and for the period from September 15, 2004 (inception) to August 31, 2013. American Mining Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Mining Corporation as of August 31, 2013 and 2012, and the results of its operations and its cash flows for the two-year period ended August 31, 2013 and for the period from September 15, 2004 (inception) to August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MartinelliMick PLLC

Spokane, Washington

November 28, 2013

F-2

American Mining Corporation

(An Exploration Stage Company)

Balance Sheets

August 31, 2013 and 2012

(Expressed in U.S. Dollars)

	2013	2012

ASSETS

Current assets
Cash	$72,755	$—

Total assets	$72,755	$—

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$47,350	$27,908
Due to a related party	130,798	21,084

Total current liabilities	178,148	48,992

Commitments and Contingencies	—	—

Stockholders' Equity (Deficit)

Share Capital

Preferred stock, $0.0001 par value; 100,000,000 shares authorized; no shares issued	—	—

Common stock, $0.0001 par value; 900,000,000 shares authorized; 680,203 issued and outstanding	68	68

Additional paid-in capital	362,285	362,285

(Deficit) accumulated during the exploration stage	(467,746)	(411,345)

Total stockholders' equity (deficit)	(105,393)	(48,992)

Total liabilities and stockholders' equity (deficit)	$72,755	$—

The accompanying notes are an integral part of these financial statements.

F-3

American Mining Corporation

(An Exploration Stage Company)

Statements of Stockholders' Equity

For the period from September 15, 2004 to August 31, 2013

(Expressed in U.S. Dollars)

					Deficit
					accumulated	Total
			Additional	Share	during	stockholders'
	Common Stock		paid-in	subscriptions	exploration	equity
	Shares	Amount	capital	received	stage	(deficit)
Issuance of common stock for cash July 5, 2005, $0.00005 per share	500,000	$50	$450	$—	$—	$500
Imputed interest from a shareholder	—	—	21	—	—	21
Loss and comprehensive loss for the period	—	—	—	—	(1,800)	(1,800)
Balance, August 31, 2005	500,000	50	471	—	(1,800)	(1,279)
Share subscription received	—	—	—	165,000	—	165,000
Imputed interest from a shareholder	—	—	750	—	—	750
Loss and comprehensive loss for the year	—	—	—	—	(20,021)	(20,021)
Balance, August 31, 2006	500,000	50	1,221	165,000	(21,821)	144,450
Share subscription received	180,198	18	360,377	(165,000)	—	195,395
Imputed interest from a shareholder	—	—	687	—	—	687
Loss and comprehensive loss for the year	—	—	—	—	(23,203)	(23,203)
Balance, August 31, 2007	680,198	68	362,285	—	(45,024)	317,329
Loss and comprehensive loss for the year	—	—	—	—	(27,458)	(27,458)
Balance, August 31, 2008	680,198	68	362,285	—	(72,482)	289,871
Loss and comprehensive loss for the year	—	—	—	—	(114,921)	(114,921)
Balance, August 31, 2009	680,198	68	362,285	—	(187,403)	174,950
Issuance of common stock for debt settlement July 21, 2010, $0.10 per share	4	0	0	—	—	0
Loss and comprehensive loss for the year	—	—	—	—	(114,980)	(114,980)
Balance, August 31, 2010	680,202	68	362,285	—	(302,383)	59,970
Loss and comprehensive loss for the year	—	—	—	—	(107,310)	(107,310)
Balance, August 31, 2011	680,202	68	362,285	—	(409,693)	(47,340)
Loss and comprehensive loss for the year	—	—	—	—	(1,652)	(1,652)
Balance, August 31, 2012	680,202	$68	$362,285	$—	$(411,345)	$(48,992)
Issuance of common stock due to rounding	1	0	0	—	—	0
Loss and comprehensive loss for the year	—	—	—	—	(56,401)	(56,401)
Balance, August 31, 2013	680,203	$68	$362,285	$—	$(467,746)	$(105,393)

The accompanying notes are an integral part of these financial statements.

F-4

American Mining Corporation

(An Exploration Stage Company)

Statements of Operations and Comprehensive Loss

(Expressed in U.S. Dollars)

	Cumulative from
	September 15, 2004
	(inception) to	Year Ended	Year Ended
	August 31, 2013	August 31, 2013	August 31, 2012

EXPENSES

Amortization	$2,153	$—	$—
Bad debt expense	102,228	—	—
Business development	105,227	—	—
Business acquisition costs	—	—	(18,750)
General and administrative expenses	11,275	100	45
Interest expenses and bank charges	2,027	179	13
Leases	3,547	—	—
Professional fees	168,660	57,832	19,849
Transfer agent	9,994	—	495
Write-off of oil & gas property	97,635	—	—

Operating loss	502,746	58,111	1,652

Other income and expenses
Gain on debt settlement	(31,787)	—	—
Foreign exchange (gain)/loss	(3,213)	(1,710)	—

Net loss and comprehensive loss for the period	$(467,746)	$(56,401)	$(1,652)

Basic and diluted loss per share		$(0.08)	$(0.00)

Weighted average number of common shares outstanding
- basic and diluted		680,203	680,202

The accompanying notes are an integral part of these financial statements

F-5

American Mining Corporation

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in U.S. Dollars)

	Cumulative from
	September 15, 2004
	(inception) to	Year Ended	Year Ended
	August 31, 2013	August 31, 2013	August 31, 2012

Cash flows from (used in) operating activities
Net (Loss) for the period	$(467,746)	$(56,401)	$(1,652)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
- amortization	2,153	—	—
- imputed interest	1,458	—	—
- foreign exchange loss	5,040	—	—
- write-off of oil & gas property	97,635	—	—
- bad debt	94,960	—	—
Changes in operating assets and liabilities
- increase (decrease) in due to a related party	30,798	9,714	7,889
- increase (decrease) in contingent liabilities	—	—	(18,750)
- increase (decrease) in accounts payable and accrued liabilities	47,350	19,442	12,513

Net cash used in operating activities	(188,352)	(27,245)	—

Cash flows from (used in) investing activities
Acquisition of oil and gas interest	(197,635)	—	—
Purchase equipment	(2,153)	—	—

Net Cash Used in Investing Activities	(199,788)	—	—

Cash flows from (used in) financing activities
Proceeds from shareholder loans	100,000	100,000
Proceeds from issuance of common stock	360,895	0	—

Net cash flows from (used in) financing activities	460,895	100,000

Increase (decrease) in cash and cash equivalents	72,755	72,755	—

Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$72,755	$72,755	$—

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1: NATURE OF OPERATIONS AND CONTINUANCE OF OPERATIONS

American Mining Corporation (the "Company"), was incorporated in the State of Nevada, on September 15, 2004, under the name of Thrust Energy Corp. The Company was originally engaged in the exploration, exploitation, development and production of oil and gas projects within North America, but was unable to operate profitably.

In May 2011, the Company changed its name to American Mining Corporation, suspending its oil and gas operations and changing its business to toll milling and refining, mineral exploration and mine development. The Company's principal offices are in Reno, Nevada.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that we will be able to realize our assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred operating losses since inception and further losses are anticipated in the development of our business. As of August 31, 2013, we have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate profitable mineral properties, generate revenue from our planned business operations, and control exploration cost. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Management plans to fund its future operation by obtaining additional financing and commencing commercial production. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at August 31, 2013 cash equivalents consisted of bank accounts held at financial institutions.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. There is no deposit insurance on the Company’s accounts.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company's financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory notes. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Mineral Property Payments and Exploration Costs

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. The Company assesses the carrying costs for impairment when indicators of impairment exist. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserve.

Mineral property exploration and development costs are expensed as incurred until the establishment of economically viable reserves.

Comprehensive Income

The Company adopted ASC 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the years ended August 31, 2013 and 2012.

Income Taxes

The Company has adopted ASC 740, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

F-8

Basic and Diluted Loss Per Share

In accordance with ASC 260, Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses, total assets, or stockholders’ equity as previously reported.

New Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 3: PREFERRED AND COMMON STOCK

Common Stock

The Company is authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

As of August 31, 2013 and 2012, the Company had a total of 680,203 shares of common stock outstanding.

Preferred Stock

The Company is authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock have been issued.

NOTE 4: RELATED PARTY TRANSACTION

On June 24, 2013, the Company accepted a subscription for 20,000,000 shares of its common stock at a purchase price of $0.005 per share for total cash consideration of $100,000 from Ophion Management Ltd., a Canadian corporation controlled by Thomas Mills, who is also the controlling shareholder of the Company. On June 28, 2013, the subscription was rescinded by mutual consent and a promissory note for the principal amount of $100,000 (the “Promissory Note”) was issued by the Company to Ophion Management Ltd. The Promissory Note was due on demand and accrued simple interest at the rate of 20% per year from June 20, 2013. The Promissory Note was assigned to Mr. Mills on October 7, 2013.

On October 24, 2013, the Company entered into a debt restructuring agreement with Mr. Mills, whereby he agreed to surrender the Promissory Note for cancellation. In exchange for the Promissory Note, the Company agreed to issue a convertible promissory note with a fixed maturity date of December 31, 2013 (the “Convertible Note”). The Convertible Note, accrues simple interest at the rate of 20% per annum from June 20, 2013, and is convertible at any time by the holder of the Convertible Note into shares of the Company’s common stock at the rate of one share for each $0.005 of indebtedness secured by the Convertible Note.

F-9

On October 28, 2013, the Promissory Note was cancelled and the Convertible Note was issued.

On November 20, 2013, the Convertible Note was rescinded by agreement and a subscription by Mr. Mills for 20,000,000 shares of the Company’s common stock at $0.005 per share was accepted by the Company.

See also Note 6: Subsequent Events.

NOTE 5: INCOME TAXES

At August 31, 2013, the Company had deferred tax assets of approximately $163,700 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2013. A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	August 31, 2013	August 31, 2012
Net loss before income taxes	$56,401	$1,652

Income tax recovery at statutory rates of 35%	19,740	578
Unrecognized benefits of non-capital losses	(19,740)	(578)
Total income tax recovery	$-	$-

The significant components of the deferred tax asset at August 31, 2013 were as follows:

	August 31, 2013	August 31, 2012
Deferred tax assets:
Net operating loss carryforwards	$163,700	$144,000
Valuation allowance	(163,700)	(144,000)
Net deferred tax asset	$-	$-

At August 31, 2013, we had net operating loss carryforwards of approximately $467,700, which expire in the year 2014 through 2033. The change in the valuation allowance from 2012 to 2013 was $19,700.

NOTE 6: Subsequent Events

On October 24, 2013, the Company entered into a debt restructuring agreement with Thomas Mills, the Company’s controlling shareholder, whereby he agreed to surrender for cancellation a promissory note in the principal amount of $100,000 originally issued to Ophion Management Ltd., a company controlled by Mr. Mills. The promissory note was cancelled on October 28, 2013.

In exchange for surrendering the promissory note, the Company agreed to issue to Mr. Mills a convertible note with a fixed maturity date of December 31, 2013. The convertible note, accrues simple interest at the rate of 20% per annum from June 20, 2013, and is convertible at any time by the holder into shares of the Company’s common stock at the rate of one share for each $0.005 of indebtedness secured by the convertible note. The convertible note was issued on October 28, 2013 and then rescinded by mutual agreement on November 20, 2013.

On November 20, 2013, the Company accepted a subscription from Mr. Mills for 20,000,000 shares of its common stock at a price of $0.005 per share, in full consideration of the $100,000 he advanced to the Company on June 20, 2013.

F-10

30,500,000 Shares

AMERICAN MINING CORPORATION

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of American Mining Corporation have not changed since the date hereof.

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Item 13	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

Accounting fees and expenses	3,000
Transfer expenses	500
Legal fees and expenses	12,500

Total	$16,000

All expenses are estimated.

Item 14	Indemnification of Directors and Officers

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article 5.1 of our Articles of Incorporation states as follows:

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article 6.1 of our Articles of Incorporation states as follows:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the board of directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Article VI or our Amended and Restated Bylaws provides for the following indemnification:

II-1

01. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02. Derivative Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 01 or 02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. Authorization. Any indemnification under Sections 01 and 02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 01 and 02 of this Article. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. Advances. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 04 of this Article upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation as authorized in this Section.

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06. Nonexclusivity. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

08. Further Bylaws. The Board of Directors may from time to time adopt further bylaws with specific respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the laws of Nevada.

Item 15	Recent Sales of Unregistered Securities

On June 24, 2013, the Company accepted a subscription for 20,000,000 shares of its common stock at a purchase price of $0.005 per share for total cash consideration of $100,000 from Ophion Management Ltd., a Canadian corporation controlled by Thomas Mills, who is also the controlling shareholder of the Company. On June 28, 2013, the subscription was rescinded by mutual consent and a promissory note for the principal amount of $100,000 (the “Promissory Note”) was issued by the Company to Ophion Management Ltd. The Promissory Note was due on demand and accrued simple interest at the rate of 20% per year from June 20, 2013. The Promissory Note was assigned to Mr. Mills on October 7, 2013.

On October 24, 2013, the Company entered into a debt restructuring agreement with Mr. Mills, whereby he agreed to surrender the Promissory Note for cancellation. In exchange for the Promissory Note, the Company agreed to issue a convertible promissory note with a fixed maturity date of December 31, 2013 (the “Convertible Note”). The Convertible Note, accrues simple interest at the rate of 20% per annum from June 20, 2013, and is convertible at any time by the holder of the Convertible Note into shares of the Company’s common stock at the rate of one share for each $0.005 of indebtedness secured by the Convertible Note.

On October 28, 2013, the Promissory Note was cancelled and the Convertible Note was issued.

Item 16	Exhibits

Exhibit No.	Document

3.1	Amended and Restated Articles of Incorporation, American Mining Corporation (1)
3.2	Amended and Restated Bylaws, American Mining Corporation (1)
5.1	Legal opinion of William Robinson Eilers, Esq
23.1	Consent of MartinelliMick PLLC
23.2	Consent of William Robinson Eilers, Esq (see Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	Taxonomy Extension Definition Linkbase
101.LAB	Taxonomy Extension Labels Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

(1) Previously included as an exhibit to the Registration Statement on Form S-1 filed November 14, 2011.

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Item 17	Undertakings

(a)	The undersigned registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada on December 10, 2013.

AMERICAN MINING CORPORATION

Date: December 10, 2013	By: /s/ Andrew Grundman
Andrew Grundman
President, Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: December 10, 2013	By: /s/ Andrew Grundman
Andrew Grundman, a director